UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2008

______________________________

KBR, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

601 Jefferson Street

Suite 3400

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 753-3011

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On September 17, 2008, KBR announced that Kellogg Joint Venture Group has been awarded a Work Authorization by Chevron Australia Pty Ltd for approximately AUD$300 million to finalize front end engineering and design for the Chevron-operated Gorgon Project, a liquefied natural gas facility on Barrow Island, off Western Australia. The press release announcing the award is attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1      Press Release dated September 17, 2008, entitled “KBR Joint Venture’s FEED Contract for Gorgon Project Extended.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: September 18, 2008	By:	/s/ Jeffrey B. King
Vice President, Public Law

Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Heather Browne
September 17, 2008	Director, Communications
713-753-3775
heather.browne@kbr.com

Rob Kukla, Jr.
Director, Investor Relations
713-753-5082
investors@kbr.com

KBR Joint Venture’s FEED Contract for Gorgon Project Extended

HOUSTON – KBR (NYSE: KBR) announced today that Kellogg Joint Venture Group (KJVG) has been awarded a Work Authorization by Chevron Australia Pty Ltd for approximately AUD$300 million to finalise front end engineering and design (FEED) for the Chevron-operated Gorgon Project.

Through KJVG, KBR is leading the design of the Liquefied Natural Gas (LNG) facility on Barrow Island, which will consist of three, 5 million tonne per annum (MTPA) LNG trains. The FEED also includes a 300TJ/d domestic gas plant. The FEED, including the accelerated domestic gas scope, continues to be conducted from two Operating Centers, located in London, UK and Perth, Australia.

“Our continued involvement with this world class LNG project demonstrates KBR’s commitment to providing our customers with leading LNG and offshore engineering and allows KBR to further increase its LNG expertise and experience in the Asia Pacific region,” said John Rose, KBR’s President, Upstream. “We are committed to Chevron and the Gorgon Project and look forward to working closely with our Joint Venture Partners in KJV and Chevron to ensure the successful execution of the Gorgon Project.”

The Gorgon Project plans to develop the Greater Gorgon gas fields, located between 130km and 200km off the north-west coast of Western Australia. The Greater Gorgon gas fields contain resources of about 40 trillion cubic feet of gas, Australia’s largest-known gas resource. Chevron is operator of the Project with a 50% interest, and ExxonMobil and Shell each hold 25%.

KJVG was formed as a partnership between KBR E&C Australia Pty Ltd, JGC Corporation, Clough Projects Australia Pty Ltd and Hatch Associates Pty Ltd Group in January 2005 and was awarded a Gorgon Project downstream FEED Engineering Procurement and Construction Management (EPCM) contract in July that year. The joint venture allows KBR to capitalize on the strengths of each party to provide the best engineering, procurement and construction personnel and experience in the market.

KBR is a global engineering, construction and services company supporting the energy, petrochemicals, government services and civil infrastructure sectors. The company offers a wide range of services through its Downstream, Government and Infrastructure, Services, Technology, Upstream and Ventures business segments. For more information, visit www.kbr.com.